Exhibit 10.3

LUXEMBOURG

SHARES AND BENEFICIARY CERTIFICATES PLEDGE AGREEMENT

BETWEEN

INTELSAT (LUXEMBOURG) S.A.

INTELSAT JACKSON HOLDINGS S.A.

INTELSAT INTERMEDIATE HOLDING COMPANY S.A.

INTELSAT PHOENIX HOLDINGS S.A.

INTELSAT SUBSIDIARY HOLDING COMPANY S.A.

INTELSAT (GIBRALTAR) LIMITED

AS PLEDGORS

And

WILMINGTON TRUST FSB

AS PLEDGEE

ON THE SHARES AND BENEFICIARY CERTIFICATES OF

THE COMPANIES

Dated 12 January 2011

THIS SHARES AND BENEFICIARY CERTIFICATES PLEDGE AGREEMENT (the “Pledge Agreement” or the “Agreement”) is made on 12 January 2011

BETWEEN:

(1)	The Pledgors set forth in Schedule 1 (together the “Pledgors” and each a “Pledgor”);

AND

(2)	Wilmington Trust FSB, as Collateral Trustee for the Secured Parties together with its successors and assigns in such capacity (the “Collateral Trustee” or the “Pledgee”);

IN THE PRESENCE OF:

(3)	The Companies set forth in Schedule 2 (together the “Companies” and each a “Company”);

RECITALS:

WHEREAS:

(A) Intelsat Jackson Holdings S.A. (the “Borrower”) is party to a Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, Intelsat (Luxembourg) S.A. (“Holdings”), the financial institutions or entities from time to time party thereto as lenders (the “Lenders”) and Bank of America, N.A., as Administrative Agent, and the other agent parties party thereto;

(B) The Borrower, Holdings, the Collateral Trustee, the Administrative Agent and inter alia the Lenders are party to the Collateral Agency and Intercreditor Agreement;

(C) Pursuant to the Credit Agreement, (a) the Lenders have severally agreed to make Loans to the Borrower and the Letter of Credit Issuers have agreed to issue Letters of Credit for the account of the Borrower (collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) one or more Lenders or affiliates of Lenders may from time to time enter into Hedge Agreements with, or provide cash management services to, the Borrower;

(D) (i) Pursuant to the terms of the Credit Agreement, Holdings guaranteed the payment and performance of the Obligations of the Borrower to the Secured Parties and (ii) pursuant to the Guarantee, the Subsidiary Guarantors guaranteed the payment and performance of the Obligations of the Borrower to the Secured Parties;

(E) It is a condition precedent to the obligation of the Lenders and Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement, and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements with, or provide cash management services to, the Borrower, that the Pledgors shall have executed and delivered this Agreement to the Collateral Trustee for its benefit and for the ratable benefit of the other Secured Parties; and

(F) The Pledgors would also like to induce other creditors to make available from time to time First Lien Debt (other than as described above) subject to the terms of the Collateral Agency and Intercreditor Agreement.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1. Definitions and interpretation

1.1 Except as otherwise defined herein and except where the context shall otherwise require, all capitalised words and expressions defined or, as the case may be, construed in the Credit Agreement shall have the same meaning or, as the case may be, constructions when used herein. In this Agreement:

BC Holder	Means a holder of Beneficiary Certificates.

BC Register	Means the register of the Beneficiary Certificates and BC Holders held by the Companies having issued Beneficiary Certificates from time to time.

Beneficiary Certificates	Means the beneficiary certificates (parts bénéficiaires) issued by a Company from time to time pursuant to the terms of its articles of association.

Business Day	Means a day other than a Saturday or a Sunday on which banks in Luxembourg-City and New York City are open for normal business.

Collateral Agency and Intercreditor Agreement	Shall mean the Collateral Agency and Intercreditor Agreement dated as of the date hereof, entered into by the Collateral Trustee, the Administrative Agent, the Borrower, each Guarantor (as defined in the Credit Agreement) and each holder (or representative or trustee thereof) from time to time of secured Indebtedness permitted under Section 10.2(k) of the Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

Credit Party	Shall have the meaning as set forth in the Credit Agreement.

FCC	Means the Federal Communications Commission of the United States of America and any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the date hereof.

FCC Licenses	Means all licenses, authorisations, waivers and permits issued to any of the Companies or any of its subsidiaries or direct or indirect holding companies by the FCC pursuant to the Communications Act of 1934 of the United States of America, as amended, and the written rules and regulations of the FCC.

Financial Collateral Law	Means the Luxembourg law of 5 April 2005 on financial collateral arrangements.

First Lien Document	Shall have the meaning set forth in the Collateral Agency and Intercreditor Agreement.

First Lien Secured Party	Shall have the meaning assigned to such term in the Collateral Agency and Intercreditor Agreement.

Pledge	Means the security interest as granted and created over the Pledged Assets under this Agreement.

Pledged Assets	Means (i) the Pledged Shares (including for the avoidance of doubt any Future Shares), (ii) any Pledged Beneficiary Certificates (including for the avoidance of doubt, any Future Beneficiary Certificates) and (iii) all Related Assets, all income therefrom and proceeds thereof as well as any replacement asset.

Pledged Beneficiary Certificates	Means all the Beneficiary Certificates as described in Schedule 4 of any of the Companies held by, to the order or on behalf of a Pledgor at any time, including for the avoidance of doubt any Beneficiary Certificates of the Company which shall be issued to, or acquired by, a Pledgor from time to time, regardless of the reason of such issuance or acquisition, whether by way of substitution, replacement, dividend or in addition to the Beneficiary Certificates of the relevant Company held by a Pledgor on the date hereof, whether following an exchange, division, free attribution, contribution in kind or in cash or for any other reason (i.e. the “Future Beneficiary Certificates”), in which case such Future Beneficiary Certificates shall immediately be and become subject to the security interest created hereunder (and be part of the Pledged Beneficiary Certificates).

Pledged Shares	Means all the Shares regardless of class as described in Schedule 4, in the share capital of any of the Companies held by, to the order or on behalf of a Pledgor at any time, including for the avoidance of doubt any shares of the Company which shall be issued to, or acquired by, a Pledgor from time to time, regardless of the reason of such issuance or acquisition, whether by way of substitution, replacement, dividend or in addition to the Shares of the relevant Company held by a Pledgor on the date hereof, whether following an exchange, division, free attribution, contribution in kind or in cash or for any other reason (i.e. the “Future Shares”), in which case such Future Shares shall immediately be and become subject to the security interest created hereunder (and be part of the Pledged Shares).

Register of Shareholders	Means the register of shares and shareholders of the respective Company.

Related Assets	Means all dividends, interest and other monies payable in respect of the Pledged Shares and/or the Pledged Beneficiary Certificates and all other rights, benefits and proceeds in respect of or derived from the Pledged Shares and/or the Pledged Beneficiary Certificates (whether by way of redemption, bonus, preference, option, substitution, sale, conversion or otherwise) except to the extent these constitute shares and/or beneficiary certificates.

Requirement of Law	Shall mean, with respect to any person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other legal requirements or determinations (including the United States Communications Act of 1934, as amended, and the written rules and regulations of the FCC) of any Governmental Authority (as defined in the Credit Agreement) or arbitrator, applicable to or binding upon such Person or any of its property or which such person or any of its property is subject.

Secured Obligations	Means the First Lien Obligations as such term is defined in the Collateral Agency and Intercreditor Agreement.

Secured Parties	Means, collectively, the Pledgee and all other First Lien Secured Parties.

Shares	Means the shares (actions or parts sociales, as the case may be) issued by the Companies.

Triggering Event	Shall have the meaning as set out in the Collateral Agency and Intercreditor Agreement.

U.S.C.	Means the United States Code.

Unrestricted Subsidiary	Shall have the meaning as set forth in the Credit Agreement.

US Security Agreement	Means the U.S. Security and Pledge Agreement dated as of the date hereof among inter alia the grantors party thereto, the Administrative Agent and the Collateral Trustee for the benefit of the Secured Parties as the same may be amended, supplemented or otherwise modified from time to time.

1.2 In this Agreement:

1.2.1 any reference to the “Collateral Trustee”, “Pledgee”“, the “Pledgor”, or the “Secured Parties” shall be construed so as to include its or their and any subsequent successors and any permitted transferees in accordance with their respective interests;

1.2.2 a “Clause” shall, unless otherwise indicated, be construed as a reference to a clause hereof;

1.2.3 “continuing”, in relation to a Triggering Event, shall be construed as a reference to a Triggering Event which has not been remedied or waived in accordance with the terms of the Credit Agreement;

1.2.4 a “law” shall be construed as any law (including common or customary law), statute, constitution, decree, judgment, treaty, regulation, directive, byelaw, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court;

1.2.5 a “person” shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) or two or more of the foregoing;

1.2.6 a “successor” of any party shall be construed so as to include an assignee or successor in title of such party and any person who under the laws of its jurisdiction of incorporation or domicile has assumed the rights and obligations of such party under this Agreement or to which, under such laws, such rights and obligations have been transferred; and

1.2.7 the “winding up”, “dissolution” or “administration” of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or existing or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors and including, without limitation, in relation to companies incorporated under the laws of the Grand Duchy of Luxembourg, bankruptcy (faillite), insolvency, its voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (actio pauliana), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally.

1.3 Any reference in this Agreement to :

1.3.1 this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, restated, varied, novated or supplemented (however substantially); and

1.3.2 a statute or statutory instrument shall be construed as a reference to such statute or statutory instrument as the same may have been, or may from time to time be, amended or, in the case of a statute, re-enacted or replaced.

2. Pledge over the Pledged Assets

2.1 Each of the Pledgors hereby pledges in accordance with article 5(2)(c) of the Financial Collateral Law, all the Pledged Assets (and in particular without limitation the Pledged Shares including any Future Shares, and any Pledged Beneficiary Certificates including any Future Beneficiary Certificates and the Related Assets) it owns in any of the Companies in favour of the Pledgee (as Pledgee on behalf of the Secured Parties), who accepts, as continuing first priority security interest (“gage”) (the “Pledge”) for the payment and discharge of the Secured Obligations.

2.2 Immediately upon entering into this Agreement, each Pledgor shall have the Pledge on the Pledged Shares inscribed in the Register of Shareholders of the relevant Company in which it owns Shares and send a certified copy thereof to the Pledgee evidencing such inscription. The wording set forth in Part 1 of Schedule 3 shall be used for the registration of the Pledge in the Register of Shareholders of the Companies.

2.3 Immediately upon entering into this Agreement, each Pledgor shall have the Pledge on the Pledged Beneficiary Certificates inscribed in the BC Register of the relevant Company in which it owns Beneficiary Certificates and send a certified copy thereof to the Pledgee evidencing such inscription. The wording set forth in Part 2 of Schedule 3 shall be used for the registration of the Pledge in the BC Register of the Companies.

2.4 Each Pledgor instructs the Companies, and each Company undertakes to immediately upon the issue of any Future Shares and/or any Pledged Beneficiary Certificates to the relevant Pledgor, to register the relevant Pledge in favour of the Pledgee in its Register of Shareholders and/or BC Register (as the case may be) and to within two (2) Business Days send a certified copy of the relevant folio of its Register of Shareholders and/or BC Register (as the case may be) to the Pledgee .

2.5 The Pledgors and the Pledgee hereby each instruct and appoint each directors (or as the case may be, manager) of the Companies as well as each officer of the Companies and each of Me Toinon Hoss, Me Yves Prussen, Me Sophie Bronkart, Me Ralph Beyer, and Me Cintia Martins of Elvinger, Hoss & Prussen, each acting alone and with full power of substitution, to inscribe the Pledge in the Register of Shareholders and the BC Register of the Companies and deliver certified copies thereof to the Pledgee.

2.6 In the case any share certificates or certificates of Beneficiary Certificates are issued by any of the Companies to any Pledgor, the relevant Pledgor shall within two (2) Business Days of the issue of such certificates deposit (or procure there to be deposited) with the Pledgee all such certificates.

2.7 The Companies hereby acknowledge the Pledge.

3. Voting, Other Rights, Dividends

3.1 Until the occurrence of a Triggering Event which is continuing,

3.1.1 each Pledgor shall have full voting and other rights in respect of its Pledged Assets, and shall be free to deal with its Pledged Assets (including without limitation, transfer, conversion, redemption) subject in each case to the provisions of any other First Lien Document;

3.1.2 each Pledgor shall be entitled to receive and retain all its Related Assets and to dispose of such assets at it sole discretion subject in each case to the provisions of any other First Lien Document and in particular to the rules set out in clause 5.6 (b) of the US Security Agreement.

3.2 Upon the occurrence of an Triggering Event which is continuing and during the continuance of such Triggering Event but subject to the provisions of Clause 11 (FCC Licences and Regulatory Matters),

3.2.1 all voting and other rights attaching to the Pledged Assets shall be vested in the Pledgee and may, as directed in accordance with the Collateral Agency and Intercreditor Agreement, be exercised by the Pledgee in such manner as so directed. For the avoidance of doubt, the Pledgee shall have the right following the occurrence of an Triggering Event which is continuing and during the continuance of such Triggering Event but always subject to the provisions of Clause 11 (FCC Licences and Regulatory Matters), to act as the Pledgors’ irrevocable proxy to represent the Pledgors at any shareholder’s meeting or to execute any written resolution and exercise the voting and other rights relating to the Pledged Assets in any manner the Pledgee as so directed for the purpose of protecting or enforcing the rights of the Pledgee hereunder; and each Pledgor shall do whatever is reasonably requested by the Pledgee in order to ensure that the exercise of the voting rights in these circumstances is facilitated and becomes possible for the Pledgee, including the issuing of a written proxy in any form required under applicable law. In exercising its rights under this section the Pledgee shall act only as directed in accordance with the Collateral Agency and Intercreditor Agreement subject to the requirement of this section to act reasonably; and

3.2.2 all rights to dividends and other cash proceeds receivable or Related Assets in connection with the Pledged Shares and the Pledged Beneficiary Certificates (if any) shall be vested in the Pledgee who shall, upon notice to the Companies, be entitled to receive any such Related Assets.

4. Enforcement of Pledge

4.1 Upon the occurrence of an Triggering Event which is continuing and during the continuance of such Triggering Event but subject to the provisions of Clause 11 (FCC Licences and Regulatory Matters), the Pledgee shall be entitled, with a three (3) Business Days prior notice, to enforce the Pledge (in full or in part) in any of the following manners in each case in the manner and on the terms the Pledgee thinks fit acting reasonably. In exercising its rights under this section the Pledgee shall act only as directed in accordance with the Collateral Agency and Intercreditor Agreement subject to the requirement of this section to act reasonably.

4.1.1 to appropriate all or part of the Pledged Assets at their fair mark value at the time of the appropriation. The fair market value shall be determined by a reputable expert experienced and knowledgeable in the Satellite business and shall be selected by agreement between the Pledgee and the relevant Pledgor(s), each acting reasonably. If the Pledgee and the relevant Pledgors do not reach an agreement as to such expert within 14 Business Days as from the prior notice referred to in clause 4.1, the Pledgee may select such expert. For the purposes of the determination of the fair market value of the relevant Pledged Assets, the expert shall communicate with the Pledgors and shall seek to obtain, and the Pledgors shall be entitled to provide the expert with, all information, documents, elements and facts as the Pledgors deem relevant for the assessment of the fair market value of the Pledged Assets. The expert shall duly consider and take into account all such information, documents, elements and facts it deems pertinent in the determination of the fair market value of the Pledged Assets and keep the Pledgee informed at all times.

4.1.2 to sell all or part of the Pledged Assets or cause all or part of the Pledged Assets to be sold, in a private transaction at arms’ length terms (conditions commerciales normales);

4.1.3 to cause the sale of all or part of the Pledged Assets, at a stock exchange selected by the Pledgee or by public auction held at the place and at the time and if required by applicable law by the public officer, designated by the Pledgee;

4.1.4 to request from the competent court, that title to all or part of the Pledged Assets be assigned or transferred to it (attribution judiciaire), at a price determined by a court appointed expert; and

4.1.5 in respect of any Related Assets consisting of claims for sums of money, if a sum is owed by the Pledgee itself, to set off the amount due by the relevant Pledgor and the amount due by the Pledgee and, if the sum is owed by the Companies or a third party, to require such third party to make payment of the amount due by it directly to the Pledgee.

5. Application of Proceeds

The proceeds received by the Pledgee in respect of any sale of, collection from or other realization upon all or any part of the Pledged Assets pursuant to the exercise by the Pledgee of its remedies shall be applied, together with any other sums then held by the Pledgee pursuant to this Agreement, in accordance with Section 3.4 of the Collateral Agency and Intercreditor Agreement.

6. Power of Attorney

Each Pledgor irrevocably appoints the Pledgee to be its attorney and in its name, on its behalf and as its agent, subject to Clause 11 (FCC Licences and Regulatory Matters), to, if a Triggering Event has occurred and is continuing, execute and deliver all documents and do all things that the Pledgee may consider to be necessary for (a) carrying out any obligation imposed on the Pledgor under this Agreement or (b) exercising any of the rights conferred on the Pledgee by this Agreement or by law, (including, after the security constituted by this Pledge has become enforceable, the exercise of any right of a legal or a beneficial owner of the Pledged Assets). Each Pledgor hereby agrees to ratify and confirm, if need be, all things done and all documents executed by the Pledgee in the exercise of that power of attorney.

7. Representations, Warranties and Undertakings

Each Pledgor represents and warrants for itself to the Pledgee as set out hereafter :.

7.1 All Shares held by the Pledgor in the Companies on the date hereof have been duly issued and are fully paid, are in registered form and are all held by, and registered in, the name of the Pledgor, and on the date hereof the Pledged Shares represent 100% of the issued share capital of the Companies;

7.2 To the extent the Pledgor holds any Beneficiary Certificates in any of the Companies, such Beneficiary Certificates held by the Pledgor in the Companies on the date hereof (if any) have been duly issued and are fully paid, are in registered form and are all held by, and registered in, the name of the Pledgor, and on the date hereof the Pledged Beneficiary Certificates represent 100% of the Beneficiary Certificates issued by the Companies;

7.3 The Pledgor is the sole legal owner of, and has legal title to, the Pledged Shares registered in his name in the Companies, free from any Lien except as created by this Agreement or any Lien permitted under any First Lien Document;

7.4 To the extent the Pledgor holds any Beneficiary Certificates in any of the Companies, the Pledgor is the sole legal owner of, and has legal title to, the Pledged Shares registered in his name in the Companies, free from any Lien except as created by this Agreement or any Lien permitted under any First Lien Document;

7.5 On the date hereof the Pledge over its Pledged Shares and the inscription thereof in the Register of Shareholders pursuant to this Pledge is not contrary to any court order or applicable to the Pledgor or of the relevant Company;

7.6 On the date hereof to the extent the Pledgor holds any Beneficiary Certificates in any of the Companies, the Pledge over its Pledged Beneficiary Certificates and the inscription thereof in the BC Register pursuant to this Pledge is not contrary to any court order or applicable to the Pledgor or of the relevant Company;

7.7 This Agreement constitutes its legal, valid and binding obligations and operates as a valid pledge of its Pledged Assets in accordance with its terms and the Pledge created pursuant to this Agreement, and once perfected pursuant to Clause 2, constitutes a legal, valid, binding and enforceable first priority and first ranking security interest over its Pledged Shares and its Pledged Beneficiary Certificates (if any) in favour of the Pledgee in respect of all Secured Obligations and in each case prior and superior to the rights of other persons, except for any mandatory privileges preferred by applicable law;

7.8 The Pledgor has the necessary power to enable it to enter into and perform its obligations under this Agreement and all necessary consents and authorizations for the execution of this Pledge Agreement have been obtained by the Pledgor and the Company in which it holds Shares or Beneficiary Certificates and are in full force and effect except as could not reasonably be expected to have a Material Adverse Effect,

7.9 For the avoidance of doubt, the Pledgor hereby waives any rights arising for it (if any) under Article 2037 of the Luxembourg Civil Code; and

7.10 it will, and will cause each of the Companies to, assist the Pledgee in order to obtain all necessary material consents, approvals and authorisations from any relevant authorities in order to permit the exercise by the Pledgee of its rights and powers under this Pledge Agreement upon enforcement of the Pledge.

8. Further Assurances

The Pledgor agrees that at any time and from time to time, it will execute and deliver such further documents and do such further acts and things as may be required by law or as the Pledgee may reasonably request in order to give effect to the purpose of this Agreement. Any cost or expense incurred by the Pledgee in connection with any such further document shall be for the account of the Pledgor and shall be paid promptly upon demand by the Pledgor to the Pledgee.

9. Preservation of the Pledge

9.1 The Pledge shall be a continuing security and shall not be considered as satisfied or discharged or prejudiced or waived or released by any intermediate payment, satisfaction or settlement of any part of the Secured Obligations and shall remain in full force and effect until its discharge.

9.2 The Pledge shall be cumulative, in addition to and independent of every other security which the Pledgee may at any time hold as security for the Secured Obligations or any rights, powers and remedies provided by law and shall not operate so as in any way to prejudice or affect or be prejudiced or affected by any security interest or other right or remedy which the Pledgee may now or at any time in the future have in respect of the Secured Obligations.

9.3 The Pledge shall not be prejudiced by any time or indulgence granted to any person, or any abstention or delay by the Pledgee in perfecting or enforcing the Pledge or any security interest or rights or remedies that the Pledgee may now or at any time in the future have from or against any Pledgor or any other person.

9.4 No failure on the part of the Pledgee to exercise, or delay in exercising, any of its rights under this Agreement shall operate as a waiver or release thereof, nor shall any single or partial exercise of any such right preclude any further or other exercise of such rights or any other rights.

9.5 Neither the obligations of any Pledgor contained in this Agreement nor the rights, powers and remedies conferred upon the Pledgee by this Agreement or by law nor the Pledge created hereby shall be discharged, impaired or otherwise affected by:

9.5.1 any amendment to, or any variation, waiver or release of, any obligation of any Pledgor or any other person under any First Lien Document; or

9.5.2 any failure to take, or to fully take, any security contemplated by any First Lien Document or otherwise agreed to be taken in respect of the obligations of any Pledgor under any First Lien Document; or

9.5.3 any failure to realise or to fully realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of the obligations of any Pledgor under any First Lien Document; or

9.5.4 any other act, event or omission which might operate to discharge, impair or otherwise affect any of the obligations of any Pledgor contained in this Agreement, the rights, powers and remedies conferred upon the Pledgee by this Agreement, the Pledge or by law.

9.6 Until all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full, the Pledgors shall not by virtue of any payment made, security realised or security interest enforced or moneys received hereunder:

9.6.1 be subrogated to any rights, security, security interests or moneys held, received or receivable by the Pledgee or be entitled to any right of contribution or indemnity, or

9.6.2	claim, rank, prove or vote as a creditor of any Company or its estate in competition with the Pledgee.

9.7 The Pledgors hereby irrevocably waive any right of recourse, right, action and claim (including, for the avoidance of doubt, by way of set-off) that they may have, whether by way of subrogation or directly or of any other nature, against the relevant Companies and/or any direct and indirect subsidiaries of those Companies, further to an enforcement of the Pledge by any means whatsoever (including, in particular, the right of recourse the Pledgors may have against any such entity under the terms of Article 2028 et seq. of the Luxembourg Civil Code). This waiver is effective in respect of any rights of the Pledgors which come into existence prior to an enforcement in particular as a result of dividends or other distributions being paid to the Pledgee. For the avoidance of doubt this waiver is final and will subsist after all Secured Obligations have been unconditionally and irrevocably paid and discharged in full.

10. Effectiveness of Pledge

10.1 This Pledge Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Pledgor and the successors and assigns thereof and shall inure to the benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns until the Discharge of First Lien Obligations.

10.2 A Pledgor or any Pledged Assets shall be released from this Pledge Agreement and the Pledge thereunder in accordance with the Collateral Agency and Intercreditor Agreement.

10.3	Each Pledgor waives its right to the benefit of both “division” and “discussion” (if any).

11. FCC Licenses and Regulatory Matters

11.1 Notwithstanding anything to the contrary in this Pledge Agreement, the Pledgee shall not take (and shall not be entitled or authorised to take) any action pursuant to this Pledge Agreement (including any action that would constitute or result in an assignment of any FCC License or a direct or indirect change of control of the Company if such assignment of FCC License or direct or indirect change of control would require under any Requirement of Law in effect at that time, the prior approval of the FCC), unless and until any applicable Requirement of Law has been satisfied with respect to such action and there have been obtained such consents, approvals and authorisations (if any) as may be required under the terms of any license or operating right held by any Company or any other Credit Party (or any entity under their control).

11.2 Without limiting the generality of the preceding Clause, the Pledgee (on behalf of itself and the Secured Parties) hereby agrees that (a) to the extent required by applicable law, voting and consensual rights in the ownership interest of any Company will remain with the holders of such voting and consensual rights after and during the continuance of an Triggering Event unless and until any required prior approvals of the FCC to the transfer of such voting and consensual rights to the Pledgee shall have been obtained; (b) upon the occurrence and during the continuance of an Triggering Event , if required by applicable law, any foreclosure of any of the Pledged Assets pursuant to this Pledge Agreement shall be effected either through a private or public sale of the Pledged Assets; and (c) prior to the exercise of voting or consensual rights by the purchaser, to the extent required by applicable law, at any such sale, the prior consent of the FCC pursuant to 47 U.S.C. § 310(d) will be obtained, as well as such licenses, approvals, authorisations and consents as may be required by the U.S. Department of State pursuant to the International Traffic in Arms Regulations; the U.S. Department of Commerce pursuant to the Export Administration Regulations; the U.S. Department of Defense pursuant to the National Industrial Security Program issued pursuant to Executive Order 12829; the Committee on Foreign Investment in the United States pursuant to the Exon Florio amendment to the Defense Production Act and implementing regulations; the U.S. Department of Treasury pursuant to the Foreign Asset Control Regulations; and the U.S. Department of Justice, the Federal Bureau of Investigation and the U.S. Department of Homeland Security regarding potential national security, law enforcement and public safety issues.

11.3 It is the intention of the parties hereto that the grant of security interests hereunder (including, without limitation, the creation thereof) in favour of the Pledgee on the Pledged Assets, to the extent such Pledged Assets is subject to and governed by the requirements rules and regulations of the FCC, shall in all relevant aspects be subject to and governed by said requirements, rules and regulations and that nothing in this Pledge Agreement shall be construed to diminish the control exercised by the relevant Pledgor or any of the Companies with respect to such Pledged Assets except in accordance with the provisions of such statutory requirements, rules and regulations. Each of the Pledgors and each of the Companies agrees that upon the request from time to time by the Pledgee it will actively pursue obtaining governmental, regulatory or third parry consents, approvals or authorisations referred to in this Clause, including, upon any request of the Pledgee following the occurrence of an Triggering Event, the preparation, signing and filing with (or causing to be prepared, signed and filed with) (i) the FCC of any application or application for consent to the assignment of the FCC Licenses or transfer of control required to be signed by the Pledgor(s) or the Company(ies) and/or the relevant Credit Party holding the FCC Licenses necessary or appropriate under the FCC’s rules and regulations for approval of any sale or transfer of any of the Pledged Assets (or as the case may be) the assets of the Pledgor(s) or the Company(ies) or any transfer of control in respect of any FCC License, and (ii) the U.S. Department of State pursuant to the International Traffic in Arms Regulations; the U.S. Department of Commerce pursuant to the Export Administration Regulations; the U.S. Department of Defense pursuant to the National Industrial Security Program issued pursuant to Executive Order 12829; the Committee on Foreign Investment in the United States pursuant to the Exon Florio amendment to the Defense Production Act and implementing regulations; the U.S. Department of Treasury pursuant to the Foreign Asset Control Regulations; and the U.S. Department of Justice, the Federal Bureau of Investigation and the U.S. Department of Homeland Security regarding potential national security, law enforcement and public safety issues; as applicable, of any application for consent to transfer the Pledged Assets or, as the case may be, the assets of the Pledgor(s) or the Company(ies) necessary or appropriate under such regulations.

12. Liability to perform

12.1 It is expressly agreed that, notwithstanding anything to the contrary herein contained, each Pledgor shall remain liable to observe and perform all of the conditions and obligations assumed by it in respect of its Pledged Assets (to the extent it is still legally able to do so further to the exercise of rights hereunder by the Pledgee) and the Pledgee shall be under no obligation or liability by reason of or arising out of this Pledge Agreement. The Pledgee shall not be required in any manner to perform or fulfill any obligations of any Pledgor in respect of the Pledged Assets, or to make any payment or any enquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any other action to collect or enforce the payment of any amount to which it may have been or to which it may be entitled hereunder at any time.

12.2 Neither the Pledgee, nor the other Secured Parties shall be required in any manner to perform or fulfil any obligations of a Pledgor in respect of its Pledged Assets, or to make any payment, or to make any inquiry as to the nature of sufficiency of any payment received, or to present or file any claim or take any other action to collect or enforce the payment of any amount to which it (or they) may have been or to which they may be entitled thereunder at any time. More specifically, the Pledgee shall not be liable for any failure to collect or realise the Secured Obligations or any collateral security or guarantee therefore, or any part thereof, or for any delay in so doing nor shall the Pledgee be under any obligation to take any action whatsoever with regard thereto.

13. No Waiver, Amendments

13.1 The Pledgee (or any other Secured Party) shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by or on behalf of the Pledgee, and then only to the extent set forth therein. A waiver by or on behalf of the Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Pledgee would otherwise have on any future occasion. No failure to exercise, nor any delay in exercising on the part of the Pledgee, any right, power or privileges hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The right and remedies herein provided are cumulative and may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

13.2 None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by or on behalf of the Pledgee and the Pledgors.

14. Assignment, Successors of Pledgee

14.1 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Pledgors may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Pledgee except pursuant to a transaction permitted by the Credit Agreement or the Collateral Agency and Intercreditor Agreement.

14.2 Subject to the Collateral Agency and Intercreditor Agreement, the Pledgee may assign or transfer all or any of its respective rights or obligations hereunder. Any successor to or assignee of the Pledgee shall be entitled to the full benefits hereof. This Agreement shall remain in effect despite any amalgamation or merger (however effected) relating to the Pledgee or any of the Secured Parties, and without prejudice to the provision of the Credit Agreement, references to the Pledgee or any of the Secured Parties shall be deemed to include any assignee or successor in title of the Pledgee or any Secured Party and any person who, under any applicable law, has assumed the rights and obligations of the Pledgee or any other Secured Party hereunder or under the Credit Agreement or to which under such laws the same have been transferred or novated or assigned in any manner. To the extent a further notification or registration or any other step is required by law to give effect to the above, such further registration shall be made and each Pledgor hereby gives power of attorney to the Pledgee to make any notifications and/or to require any required registrations to be made in the Register of Shareholders and, as the case may be, the BC Register of the Company in which it holds Shares or Beneficiary Certificates, or to take any other steps, and undertakes to do so itself if so requested by the Pledgee.

14.3 For the purpose of article 1278 of the Luxembourg Civil Code, to the extent required under applicable law and without prejudice to the provisions in the Credit Agreement or in any of the agreements or documents relating to the Secured Obligations, the Pledgee hereby expressly reserves the preservation of this Pledge and the security interest created thereunder in case of assignment, novation, amendment or any other transfer of the Secured Obligations or any other rights arising for it or the Secured Parties under the Credit Agreement so that the security interest crated under this Pledge Agreement shall automatically, and without any formality, benefit to such transferee.

15. Notices

Any notice, request or other communication required or permitted to be given under this Agreement shall be given in accordance with the Credit Agreement to the addresses set out below (unless one party has by 15 Business Days’ notice to the other party specified another address):

To the Pledgors :

At their registered office,

Attn: Board of Directors

Fax No: (+352) 27841690

To the Pledgee:

Wilmington Trust FSB

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: James A. Hanley

Phone: + 1 302-636-6453

Fax: + 1 302-636-4145

To the Companies:

At their registered office,

Attn: Board of Directors

Fax No: (+352) 27841690

16. Severability

If any provision of this Agreement is or becomes prohibited or unenforceable in any jurisdiction this shall not affect the validity or enforceability of any other provision hereof or affect the validity or enforceability of such other provision in any other competent jurisdiction.

17. No Conflict

The exercise of the rights including as to remedies and enforcement of the Pledgee and/or the Secured Parties hereunder shall, to the extent permitted by Luxembourg law, be governed by the Collateral Agency and Intercreditor Agreement. In the event of any conflict between the terms of this Agreement and the Collateral Agency and Intercreditor Agreement, the Collateral Agency and Intercreditor Agreement shall govern to the extent permitted by law, unless the provisions herein are required by Luxembourg law as to the validity and enforceability of the present Agreement or in order to create a valid and duly enforceable security interest and/or unless the application of the provisions of the Collateral Agency and Intercreditor Agreement adversely affects the validity or enforceability of the present Agreement.

18. Counterparts

This Agreement may be executed in any number of counterparts and by way of facsimile or electronic mail exchange of executed signature pages, all of which together shall constitute one and the same Agreement.

19. Governing Law - Jurisdiction Clause

19.1 This Agreement shall be governed by, and construed in accordance with the laws of the Grand-Duchy of Luxembourg.

19.2 Any dispute arising in connection with this Agreement shall be submitted to the jurisdiction of the Luxembourg courts.

19.3 Nothing in this clause 19. limits the right of the Pledgee to bring proceedings against any Pledgor in any other court of competent jurisdiction or concurrently in more than one jurisdiction provided claims, rights and any other assets belonging, directly or indirectly, to that Pledgor are situated or are deemed to be situated in that jurisdiction.

Schedule 1

The Pledgors

(1)	Intelsat (Luxembourg) S.A., a société anonyme under the laws of Luxembourg with registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered at the RCS under number RCS Luxembourg B149.942;

(2)	Intelsat Jackson Holdings S.A., a société anonyme under the laws of Luxembourg with registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered at the RCS under number RCS Luxembourg B149.959;

(3)	Intelsat Intermediate Holding Company S.A., a société anonyme under the laws of Luxembourg with registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered at the RCS under number, RCS Luxembourg B149.957;

(4)	Intelsat Phoenix Holdings S.A. a société anonyme under the laws of Luxembourg with registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered at the RCS under number RCS Luxembourg n° B 156667;

(5)	Intelsat Subsidiary Holding Company S.A., a société anonyme under the laws of Luxembourg with registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered at the RCS under number RCS Luxembourg B149.894;

(6)	Intelsat (Gibraltar) Limited, a company established and having its registered office at Suite 1 Burns House, 19 Town Range, Gibraltar, registered number 96556

Schedule 2

The Companies

(1)	Intelsat Jackson Holdings S.A., a société anonyme under the laws of Luxembourg with registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered at the RCS under number RCS Luxembourg B149.959;

(2)	Intelsat Intermediate Holding Company S.A., a société anonyme under the laws of Luxembourg with registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered at the RCS under number, RCS Luxembourg B149.957;

(3)	Intelsat Phoenix Holdings S.A. a société anonyme under the laws of Luxembourg with registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered at the RCS under number RCS Luxembourg n° B 156667;

(4)	Intelsat Subsidiary Holding Company S.A., a société anonyme under the laws of Luxembourg with registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered at the RCS under number RCS Luxembourg B149.894;

(5)	Intelsat Operations S.A., a société anonyme under the laws of Luxembourg with registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered at the RCS under number RCS Luxembourg B156669;

(6)	Intelsat (Luxembourg) Finance Company S.à r.l, a société à responsabilité limitée under the laws of Luxembourg with registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered at the RCS under number RCS Luxembourg B117.304;

Schedule 3

Part 1

Wording for registration of Pledge on Shares in Register of Shareholders

“All Shares owned from time to time by [name Pledgor], and, in particular, the [] Shares owned on the date of the present registration, as well as any Future Shares to be acquired, as the case may be, and any Related Assets have been pledged in favour of Wilmington Trust FSB (as Collateral Trustee for the Secured Parties) pursuant to a pledge agreement dated 12 January 2011.;

Part 2

Wording for registration of Pledge on Beneficiary Certificates in BC Register

“All Beneficiary Certificates owned from time to time by [name Pledgor]., and, in particular, the [] Beneficiary Certificates owned on the date of the present registration, as well as any Future Beneficiary Certificates to be acquired, as the case may be, and any Related Assets have been pledged in favour of Wilmington Trust FSB (as Collateral Trustee for the Secured Parties) pursuant to a pledge agreement dated 12 January 2011.”;

LUXEMBOURG

SHARES AND BENEFICIARY CERTIFICATES PLEDGE AGREEMENT

IN WITNESS THEREOF the parties hereto have executed this Pledge Agreement in one or multiple original counterparts, all of which together evidence the same Agreement, on the day and year first written above.

The Pledgors:

Intelsat (Luxembourg) S.A.

By:	/s/ Flavien Bachabi

Name: Flavien Bachabi
Title: Director and Chief Executive Officer

Intelsat Jackson Holdings S.A.

By:	/s/ Flavien Bachabi

Name: Flavien Bachabi
Title: Director and Chief Executive Officer

Intelsat Intermediate Holding Company S.A.

By:	/s/ Flavien Bachabi

Name: Flavien Bachabi
Title: Director and Chief Executive Officer

Intelsat Phoenix Holdings S.A.

By:	/s/ Flavien Bachabi

Name: Flavien Bachabi
Title: Director

Intelsat Subsidiary Holding Company S.A.

By:	/s/ Flavien Bachabi

Name: Flavien Bachabi
Title: Director and Chief Executive Officer

Executed as a deed by Intelsat (Gibraltar) Limited And signed by 2 Directors

By:	/s/ Louis B. Triay

Name: Louis B. Triay
Title: Director

By:	/s/ Tristan Cano

Name: Tristan Cano
Title: Director

LUXEMBOURG

SHARES AND BENEFICIARY CERTIFICATES PLEDGE AGREEMENT

IN WITNESS THEREOF the parties hereto have executed this Pledge Agreement in one or multiple original counterparts, all of which together evidence the same Agreement, on the day and year first written above.

The Pledgee:

Wilmington Trust FSB, as Pledgee

By:	/s/ James A. Hanley	By:	/s/ David A. Vanaskey, Jr.

Name: James A. Hanley		Name: David A. Vanaskey, Jr.

Title: Vice President		Title: Vice President

LUXEMBOURG

SHARES AND BENEFICIARY CERTIFICATES PLEDGE AGREEMENT

IN WITNESS THEREOF the parties hereto have executed this Pledge Agreement in one or multiple original counterparts, all of which together evidence the same Agreement, on the day and year first written above.

Each of the Companies acknowledges and expressly accepts (i) the security interest constituted by this Agreement, (ii) the terms of clause 2.2 of this Agreement and (iii) the directions contained in clauses 3.2.1 and 3.2.2 of this Agreement. Each of the Companies confirms (i) that it will provide the required assistance in respect of the perfection of the Pledge to the extent required under the Agreement and requested by the Pledgee and (ii) that upon the occurrence of a Triggering Event that is continuing, it shall perform as directed by the Pledgee to the extent required under this Agreement.

The Companies

Intelsat Jackson Holdings S.A.

By:	/s/ Flavien Bachabi

Name: Flavien Bachabi
Title: Director and Chief Executive Officer

Intelsat Intermediate Holding Company S.A.

By:	/s/ Flavien Bachabi

Name: Flavien Bachabi
Title: Director and Chief Executive Officer

Intelsat Phoenix Holdings S.A.

By:	/s/ Flavien Bachabi

Name: Flavien Bachabi
Title: Director

Intelsat Subsidiary Holding Company S.A.

By:	/s/ Flavien Bachabi

Name: Flavien Bachabi
Title: Director and Chief Executive Officer

Intelsat Operations S.A.

By:	/s/ Flavien Bachabi

Name: Flavien Bachabi
Title: Director

Intelsat (Luxembourg) Finance Company S.à r.l

By:	/s/ Flavien Bachabi

Name: Flavien Bachabi
Title: Manager

(LUXEMBOURG SHARES AND BENEFICIARY CERTIFICATES PLEDGE AGREEMENT

(Companies’ signature page 2)